Exhibit 99.1
Capri Holdings Limited Announces Second Quarter Fiscal 2025 Results
London — November 7, 2024 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the second quarter of Fiscal 2025 ended September 28, 2024.
Second Quarter Fiscal 2025 Highlights
•Revenue decreased 16.4% on a reported basis and 16.4% in constant currency
•Adjusted operating margin of 3.0%
•Adjusted earnings per share of $0.65

John D. Idol, the Company's Chairman and Chief Executive Officer, said, “Overall, we were disappointed with our second quarter results as performance continued to be impacted by softening demand globally for fashion luxury goods. Despite the challenging global retail environment, we remain focused on executing our strategic initiatives to deliver long-term sustainable growth across all three of our luxury houses.”

Mr. Idol continued, “Versace, Jimmy Choo and Michael Kors continued to resonate with consumers as evidenced by the 10.9 million new consumers added across our databases, representing 13% growth versus last year. This reflects the strong brand equity and enduring value of our three iconic houses.”

Mr. Idol concluded, “In August 2023 Capri Holdings announced that we entered into a definitive agreement to be acquired by Tapestry. The District Court recently granted the FTC’s motion for a preliminary injunction to enjoin the transaction pending the FTC’s in-house administrative proceeding. We are disappointed with the decision, and consistent with our obligations under the merger agreement, Tapestry and Capri have jointly filed a notice of appeal.”

Second Quarter Fiscal 2025 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Second Quarter Fiscal 2025 Results
•Total revenue of $1.08 billion decreased 16.4% on both a reported and constant currency basis compared to last year. Total company retail sales declined high-single-digits with trends being impacted by softening demand globally for fashion luxury goods. In wholesale, revenue decreased double-digits driven by softer demand globally.
•Gross profit was $694 million and gross margin was 64.3%, compared to $832 million and 64.4% in the prior year. Gross profit margin declined 10 basis points with favorable channel mix offset by lower full price sell-throughs.
•Loss from operations was $38 million and operating margin was (3.5)%, compared to income from operations of $100 million and operating margin of 7.7% in the prior year. Adjusted income from operations was $32 million and adjusted operating margin was 3.0%, compared to $157 million and 12.2% in the prior year. The decline in operating margin primarily reflects expense deleverage on lower revenue.
•Net income was $24 million, or $0.20 per diluted share, compared to net income of $90 million, or $0.77 per diluted share, in the prior year. Adjusted net income was $77 million, or $0.65 per diluted share, compared to $133 million, or $1.13 per diluted share, in the prior year period.
•Net inventory as of September 28, 2024 was $984 million, a 10% decrease compared to the prior year.
•Cash flow from operating activities for the second quarter was an inflow of $50 million, while free cash flow was an inflow of $23 million versus an outflow of $177 million last year.
•Cash and cash equivalents totaled $182 million, and total borrowings outstanding were $1.71 billion, resulting in net debt of $1.53 billion versus $1.86 billion last year.
Versace Second Quarter Fiscal 2025 Results
•Versace revenue of $201 million decreased 28.2% on both a reported basis and constant currency basis compared to prior year. Retail sales decreased high-teens while wholesale revenue decreased double-digits. Revenue in the Americas declined 33%, while revenue in EMEA decreased 28% and revenue in Asia declined 20%. Versace’s global database increased by 1.1 million new consumers, representing 16% growth over the last year.
•Versace operating loss was $3 million and operating margin was (1.5)%, compared to operating income of $35 million and operating margin of 12.5% in the prior year. The decline in operating margin rate was primarily due to expense deleverage on lower revenue.
Jimmy Choo Second Quarter Fiscal 2025 Results
•Jimmy Choo revenue of $140 million increased 6.1% on a reported basis and 5.3% on a constant currency basis compared to prior year. Retail sales decreased low-single-digits while wholesale revenue increased double-digits. Revenue in the Americas declined 8%, while revenue in EMEA increased 25% and revenue in Asia decreased 8%. Jimmy Choo’s global database increased by 0.7 million new consumers, representing 13% growth over the last year.
•Jimmy Choo operating loss was $5 million and operating margin was (3.6)%, compared to operating loss of $9 million and operating margin of (6.8)% in the prior year. The improvement in operating margin rate was primarily due to expense leverage on higher revenue compared to the prior year.

Michael Kors Second Quarter Fiscal 2025 Results
•Michael Kors revenue of $738 million decreased 16.0% on a reported basis and 15.9% on a constant currency basis compared to prior year. Retail sales decreased mid-single-digits while wholesale revenue declined double-digits. Revenue in the Americas decreased 12%, while revenue in EMEA declined 15% and revenue in Asia decreased 43%. Michael Kors’ global database increased by 9 million new consumers, representing 12% growth over the last year.
•Michael Kors operating income was $87 million and operating margin was 11.8%, compared to $169 million and 19.2% in the prior year. The decline in operating margin rate was primarily related to expense deleverage on lower revenue.

Outlook and Conference Call
As previously stated, given the proposed merger transaction with a wholly owned subsidiary of Tapestry, Inc. (the “Merger”), and the pending appeal of the District Court's decision to grant the FTC's motion for a preliminary injunction with regards to the transaction, the Company is not providing financial guidance or hosting a conference call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with impairment charges, restructuring and other charges, ERP implementation costs, Capri transformation costs and costs related to the Merger. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the proposed Merger. These risks, uncertainties and other factors include but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of the COVID-19 pandemic, or other unforeseen epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit; Capri’s ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; the U.S. District Court for the Southern District of New York decision to grant the U.S. Federal Trade Commission's ("FTC") motion for a preliminary injunction to enjoin the Merger pending the completion of the FTC's in-house administrative proceeding (the "Preliminary Injunction"); the risk that the parties to the merger agreement may not be successful in their efforts to appeal the Preliminary Injunction and that the appeal may not be heard in a timely manner; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed Merger; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all; the risk that if the Merger Agreement terminates our remedy may be limited to reimbursement of certain expenses or we may not be entitled to receive any reimbursement; risks related to disruption of management time from ongoing business operations due to the proposed Merger; the risk that any announcements relating to the proposed Merger (including the Preliminary Injunction and appeal process) could have adverse effects on the market price of Capri's ordinary shares; the significant costs, expenses and fees for professional services and other transaction costs in connection with the proposed Merger; the risk of any litigation relating to the proposed Merger; the risk that the proposed Merger could have an adverse effect on the ability of Capri to retain and maintain relationships with customers, suppliers and other business partners and retain and hire key personnel and on its operating results and business generally, as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Total revenue	$1,079	$1,291	$2,146	$2,520
Cost of goods sold	385	459	763	876
Gross profit	694	832	1,383	1,644
Total operating expenses	732	732	1,429	1,464
(Loss) income from operations	(38)	100	(46)	180
Other income, net	—	(1)	—	—
Interest (income) expense, net	(10)	3	(14)	11
Foreign currency (gain) loss	(17)	(3)	(12)	18
(Loss) income before income taxes	(11)	101	(20)	151
(Benefit) provision for income taxes	(34)	11	(31)	13
Net income	23	90	11	138
Less: Net (loss) income attributable to noncontrolling interest	(1)	—	1	—
Net income attributable to Capri	$24	$90	$10	$138
Weighted average ordinary shares outstanding:
Basic	118,467,372	116,674,030	117,953,855	117,052,986
Diluted	118,777,723	117,563,573	118,517,098	117,923,103
Net income per ordinary share:
Basic	$0.20	$0.77	$0.09	$1.18
Diluted	$0.20	$0.77	$0.09	$1.17

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 28, 2024	March 30, 2024	September 30, 2023
Assets
Current assets
Cash and cash equivalents	$182	$199	$238
Receivables, net	298	332	383
Inventories, net	984	862	1,099
Prepaid expenses and other current assets	203	215	270
Total current assets	1,667	1,608	1,990
Property and equipment, net	565	579	542
Operating lease right-of-use assets	1,375	1,438	1,307
Intangible assets, net	1,418	1,394	1,676
Goodwill	1,153	1,106	1,268
Deferred tax assets	410	352	308
Other assets	204	212	255
Total assets	$6,792	$6,689	$7,346
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$472	$352	$355
Accrued payroll and payroll related expenses	108	107	95
Accrued income taxes	37	64	82
Short-term operating lease liabilities	377	400	406
Short-term debt	471	462	15
Accrued expenses and other current liabilities	325	310	291
Total current liabilities	1,790	1,695	1,244
Long-term operating lease liabilities	1,387	1,452	1,291
Deferred tax liabilities	356	362	508
Long-term debt	1,237	1,261	2,079
Other long-term liabilities	536	319	312
Total liabilities	5,306	5,089	5,434
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 227,571,175 shares issued and 117,824,265 outstanding at September 28, 2024; 226,271,074 shares issued and 116,629,634 outstanding at March 30, 2024 and 225,768,777 shares issued and 116,140,358 outstanding at September 30, 2023	—	—	—
Treasury shares, at cost (109,746,910 shares at September 28, 2024, 109,641,440 shares at March 30, 2024 and 109,628,419 shares at September 30, 2023)	(5,462)	(5,458)	(5,457)
Additional paid-in capital	1,454	1,417	1,392
Accumulated other comprehensive income	3	161	130
Retained earnings	5,489	5,479	5,846
Total shareholders’ equity of Capri	1,484	1,599	1,911
Noncontrolling interest	2	1	1
Total shareholders’ equity	1,486	1,600	1,912
Total liabilities and shareholders’ equity	$6,792	$6,689	$7,346

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue by Segment and Region:

Versace	The Americas	$64	$96	$134	$178
	EMEA	90	125	180	241
	Asia	47	59	106	120
Versace Revenue		201	280	420	539

Jimmy Choo	The Americas	35	38	87	87
	EMEA	71	57	148	138
	Asia	34	37	78	90
Jimmy Choo Revenue		140	132	313	315

Michael Kors	The Americas	492	556	943	1,057
	EMEA	187	219	325	394
	Asia	59	104	145	215
Michael Kors Revenue		738	879	1,413	1,666

Total Revenue		$1,079	$1,291	$2,146	$2,520

Income (loss) from Operations:
Versace		$(3)	$35	$(20)	$38
Jimmy Choo		(5)	(9)	(1)	7
Michael Kors		87	169	162	299
Total segment income from operations		79	195	141	344
Less: Corporate expenses		(63)	(71)	(127)	(142)
Impairment of assets		(43)	(20)	(43)	(20)
Merger related costs		(10)	(4)	(15)	(4)
Restructuring and other (expense) income		(1)	—	(2)	2
Total (Loss) Income from Operations		$(38)	$100	$(46)	$180

Operating Margin:
Versace		(1.5)%	12.5%	(4.8)%	7.1%
Jimmy Choo		(3.6)%	(6.8)%	(0.3)%	2.2%
Michael Kors		11.8%	19.2%	11.5%	17.9%
Capri		(3.5)%	7.7%	(2.1)%	7.1%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	September 28, 2024	September 30, 2023
Versace	236	230
Jimmy Choo	226	237
Michael Kors	755	802
Total number of retail stores	1,217	1,269

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 28, 2024	September 30, 2023	As Reported	Constant Currency
Total Revenue:
Versace	$201	$280	(28.2)%	(28.2)%
Jimmy Choo	140	132	6.1%	5.3%
Michael Kors	738	879	(16.0)%	(15.9)%
Total Revenue	$1,079	$1,291	(16.4)%	(16.4)%

	Six Months Ended		% Change
	September 28, 2024	September 30, 2023	As Reported	Constant Currency
Total Revenue:
Versace	$420	$539	(22.1)%	(21.5)%
Jimmy Choo	313	315	(0.6)%	—%
Michael Kors	1,413	1,666	(15.2)%	(14.7)%
Total Revenue	$2,146	$2,520	(14.8)%	(14.3)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 28, 2024
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation(2)	Capri Transformation (3)	Merger Related Costs	As Adjusted
Gross profit	$694	$—	$—	$—	$—	$—	$694

Operating expenses	$732	$(43)	$(1)	$(4)	$(12)	$(10)	$662

Total (loss) income from operations	$(38)	$43	$1	$4	$12	$10	$32

(Loss) income before benefit for income taxes	$(11)	$43	$1	$4	$12	$10	$59
(Benefit) provision for income taxes	$(34)	$10	$—	$1	$3	$3	$(17)
Net income attributable to Capri	$24	$33	$1	$3	$9	$7	$77
Diluted net income per ordinary share - Capri	$0.20	$0.28	$0.01	$0.02	$0.08	$0.06	$0.65
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan lease termination and other store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the remaining operational and IT projects were paused and we will reassess this program, along with related timing, during Fiscal 2025.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Six Months Ended September 28, 2024
	As Reported	Impairment Charges	Restructuring and Other Expense (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs	As Adjusted
Gross profit	$1,383	$—	$—	$—	$—	$—	$1,383

Operating expenses	$1,429	$(43)	$(2)	$(8)	$(26)	$(15)	$1,335

Total (loss) income from operations	$(46)	$43	$2	$8	$26	$15	$48

(Loss) income before benefit for income taxes	$(20)	$43	$2	$8	$26	$15	$74
(Benefit) provision for income taxes	$(31)	$10	$—	$2	$7	$4	$(8)
Net income attributable to Capri	$10	$33	$2	$6	$19	$11	$81
Diluted net income per ordinary share - Capri	$0.09	$0.28	$0.02	$0.05	$0.16	$0.09	$0.69
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan lease termination and store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the remaining operational and IT projects were paused and we will reassess this program, along with related timing, during Fiscal 2025.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30, 2023
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs	As Adjusted
Gross profit	$832	$—	$—	$—	$—	$—	$832

Operating expenses	$732	$(20)	$—	$(4)	$(29)	$(4)	$675

Total income from operations	$100	20	$—	$4	$29	$4	$157

Foreign currency gain	$(3)	$—	$—	$—	$—	$—	$(3)

Income before provision for income taxes	$101	$20	$—	$4	$29	$4	$158
Provision for income taxes	$11	$4	$—	$1	$8	$1	$25
Net income attributable to Capri	$90	$16	$—	$3	$21	$3	$133
Diluted net income per ordinary share - Capri	$0.77	$0.13	$—	$0.03	$0.18	$0.02	$1.13
______________________
(1)Amounts impacting operating expenses primarily include a gain related to the termination of certain leases offset by expenses related to equity awards associated with the acquisition of Gianni Versace S.r.l.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Six Months Ended September 30, 2023
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs	As Adjusted
Gross profit	$1,644	$—	$—	$—	$—	$—	$1,644

Operating expenses	$1,464	$(20)	$2	$(9)	$(57)	$(4)	$1,376

Total income from operations	$180	$20	$(2)	$9	$57	$4	$268

Foreign currency loss	$18	$—	$(17)	$—	$—	$—	$1

Income before provision for income taxes	$151	$20	$15	$9	$57	$4	$256
Provision for income taxes	$13	$4	$3	$2	$12	$1	$35
Net income attributable to Capri	$138	$16	$12	$7	$45	$3	$221
Diluted net income per ordinary share - Capri	$1.17	$0.14	$0.10	$0.06	$0.38	$0.02	$1.87
______________________
(1)Amounts impacting operating expenses primarily includes a gain on the sale of a long-lived corporate asset partially offset by expenses related to equity awards associated with the acquisition of Gianni Versace S.r.l.. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.